SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – December 17, 2010
(Date of Earliest Event Reported)

CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Commission File No. 1-8519

Ohio	31-1056105
(State of Incorporation)	(I.R.S. Employer Identification No.)

221 East Fourth Street, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items.

On December 17, 2010, John P. Burns rejoined Cincinnati Bell Inc. (the “Company”) as President of CBTS, a Cincinnati-based provider of data center colocation services, managed and professional services, and IT equipment. Burns will report to Ted Torbeck, president and general manager of Cincinnati Bell Communications.

As president of CBTS, Mr. Burns will have primary responsibility for a segment of the top enterprise customers served by Cincinnati Bell Communications.  Additionally, Mr. Burns will have primary responsibility for the operations of CBTS.  CBTS will continue to focus on the Cincinnati region and will serve existing Cincinnati-based global customers with its full suite of managed and professional services and equipment sales.  CyrusOne, a data center colocation company in Texas that Cincinnati Bell acquired in June 2010, will continue to be led by Dave Ferdman.  CyrusOne will be focused on all data center opportunities outside Cincinnati.

A copy of the press release announcing this management change is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

	Exhibit 99.1	Press release announcing CBTS management change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

Date: December 22, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release announcing CBTS management change.